EXHIBIT 24.1

[FORM] POWER OF ATTORNEY

Dated: February 22, 2011

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file the Registration Statement on Form S-8 or other applicable form for the registration of shares, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company’s Common Stock, par value $.25 per share, to be issued under the 2011 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

/s/ Director’s Signature
Director